                                                                      Exhibit 11

                       STERLING BANCORP AND SUBSIDIARIES
                Statement Re: Computation of Per Share Earnings

                                                                   Three Months Ended
                                                                    March 31,
                                                          --------------------------------
                                                                 2002              2001
                                                          --------------------------------
Net income                                                 $ 5,266,301          $ 4,536,285
Less: preferred dividends                                       28,376               24,783
                                                           -----------          -----------
Net income available for common shareholders
  and adjusted for diluted computation                     $ 5,237,925          $ 4,511,502
                                                           ===========          ===========

Weighted average common shares outstanding                  10,104,482          $10,028,109
Add dilutive effect of:
    Stock options                                              457,576              346,830
    Convertible preferred stock                                234,415              237,878
                                                           -----------          -----------
Adjusted for assumed diluted computation                    10,796,473           10,612,817
                                                           ===========          ===========

Basic earnings per share                                        $0.52                 $0.45
                                                           ===========          ===========
Diluted earnings per share                                      $0.49                 $0.43
                                                           ===========          ===========


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